Exhibit 10.1

AMENDMENT, CONSENT AND WAIVER

TO CREDIT AGREEMENT

THIS AMENDMENT, CONSENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”), dated as of January 18, 2011, is among RenaissanceRe Holdings Ltd. (the “Borrower”), the various financial institutions listed on the signature pages hereto (the “Lenders”) and Bank of America, N.A., as Fronting Bank, LC Administrator and Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of April 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, reference is made herein to that certain Stock Purchase Agreement, dated as of November 18, 2010 (as amended, supplemented or otherwise modified from time to time, the “SPA”), by and between RenRe North America Holdings Inc., an indirect wholly owned Subsidiary of the Borrower (“RRNAH”), and QBE Holdings, Inc. (the “Purchaser”), a copy of which has previously been provided to the Lenders and the Administrative Agent;

WHEREAS, pursuant to the SPA, RRNAH has agreed to sell, and the Purchaser has agreed to purchase, all of the issued and outstanding shares of capital stock of RenRe North America Insurance Holdings, Inc. (“NAIH”) and RenRe Agency Holdings, Inc. (“RAH”), each of which is a direct wholly owned Subsidiary of RRNAH (the “Stock Sale”);

WHEREAS, pursuant to the SPA and by virtue of the Stock Sale, the Purchaser will acquire ownership of all direct and indirect wholly owned Subsidiaries of NAIH and RAH, including Stonington Insurance Company (“Stonington”), Stonington Lloyds Insurance Company (“Stonington Lloyds”), Lantana Insurance Ltd. (“Lantana”), Newstead Insurance Company (“Newstead”), Inverness Insurance Company (“Inverness”), RenRe North America Inc. (“NAI”), SRUM LLC (“SRUM”), Agro National Inc. (“Agro”) and RenRe Insurance Underwriters, Inc. (“RIU”, and together with NAIH, RAH, Stonington, Stonington Lloyds, Lantana, Newstead, Inverness, NAI, SRUM and Agro, the “Acquired Companies”);

WHEREAS, in addition to the Stock Sale, the SPA contemplates various transactions, including the settlement/cancellation of certain agreements (including reinsurance agreements) and accounts receivables between or among the Acquired Companies and RRNAH and/or its affiliates (collectively, the “Intercompany Debt Cancellation”);

WHEREAS, pursuant to the SPA, RRNAH has agreed to cause the Acquired Companies not to, among other things and subject to certain exceptions, (i) sell, dispose of, pledge or otherwise encumber any of their capital stock, (ii) incur, create or assume any material encumbrance on their assets, or (iii) sell, lease, license, transfer or dispose of any material assets (the “Prohibited Transactions Covenant”);

WHEREAS, as used herein, the term “SPA Transactions” shall refer to, collectively, the execution and delivery of the SPA, the Stock Sale, the Intercompany Debt Cancellation, the

Prohibited Transactions Covenant and all of the other transactions contemplated by, or to be effected in connection with, the SPA;

WHEREAS, Section 7.3 of the Credit Agreement prohibits, among other things and subject to certain exceptions, a Subsidiary of the Borrower from selling, transferring, conveying or leasing all or any substantial part of its assets other than in the ordinary course of business;

WHEREAS, in the absence of a waiver from the Required Lenders in accordance with the Credit Agreement, the consummation of the Stock Sale would violate Section 7.3 of the Credit Agreement insofar as the stock of the Acquired Companies to be sold in the Stock Sale constitutes a substantial part of the assets of RRNAH;

WHEREAS, Section 7.5 of the Credit Agreement prohibits the Borrower’s Subsidiaries from entering into any agreement containing any provision which would be violated or breached by the performance of the obligations under the Credit Agreement or under any instrument or document delivered or to be delivered under or in connection with the Credit Agreement;

WHEREAS, in the absence of a waiver from the Required Lenders in accordance with the Credit Agreement, RRNAH’s entry into the SPA violates Section 7.5 of the Credit Agreement insofar as performance of certain of the obligations set forth in the Credit Agreement would cause a violation or breach of the obligations contained in the SPA;

WHEREAS, Section 7.8 the Credit Agreement prohibits, subject to certain exceptions, Subsidiaries of the Borrower from entering into or assuming any agreement which places any restrictions on the right of such Subsidiaries to sell, pledge or otherwise dispose of any material portion of its properties;

WHEREAS, in the absence of a waiver from the Required Lenders in accordance with the Credit Agreement, the SPA would violate Section 7.8 of the Credit Agreement by virtue of the Prohibited Transactions Covenant;

WHEREAS, Section 7.10 of the Credit Agreement prohibits, among other things, a Subsidiary of the Borrower from purchasing, redeeming or prepaying, prior to its scheduled payment date, any Debt;

WHEREAS, in the absence of a waiver from the Required Lenders in accordance with the Credit Agreement, the SPA would violate Section 7.10 of the Credit Agreement insofar as the Intercompany Debt Cancellation contemplates the prepayment of intercompany Debt of certain Subsidiaries of the Borrower prior to the stated maturity thereof;

WHEREAS, the Borrower has determined that it is in its best interests to engage in the SPA Transactions and consummate the Stock Sale;

WHEREAS, based on the foregoing, the Borrower has requested that the Lenders, among other things, consent to the SPA Transactions and waive any Defaults or Events of Default resulting therefrom, and the Lenders wish to give such consent and provide such waiver, all in accordance with and subject to the terms and conditions set forth herein; and

WHEREAS, in addition, the Borrower has requested that Section 7.3 of the Credit Agreement be amended to explicitly permit a merger, consolidation, sale, transfer, conveyance, lease or assignment of RRNAH into, with or to the Borrower, and the Lenders wish to amend said Section 7.3 in such manner, all in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual agreements herein contained, hereby agree as follows:

Section 1. Credit Agreement Definitions. Capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

Section 2. Amendments, Consents and Waivers Under the Credit Agreement.

(a) Consents and Waivers in Respect of the SPA. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Lenders hereby consent to the SPA Transactions so long as the Stock Sale is consummated in accordance with the SPA as in effect on the Amendment Effective Date, without any waiver or amendment thereof or consent thereunder (other than any such waiver, amendment or consent that is not materially adverse to the Lenders) unless consented to by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Credit Agreement) and hereby:

(i) waive compliance with the provisions of Section 7.3, Section 7.5, Section 7.8 and Section 7.10 of the Credit Agreement with respect to and as such Sections relate to the SPA Transactions;

(ii) waive any and all Defaults or Events of Default that may have resulted or would result from entering into the SPA and compliance therewith through the Amendment Effective Date, including without limitation, any Event of Default under Section 8.1(c) of the Credit Agreement caused by a default in the performance or observance of any obligation or condition with respect to the Third Amended and Restated Reimbursement Agreement, dated as of April 22, 2010, by and among the Borrower, certain direct and indirect subsidiaries of the Borrower, Wells Fargo Bank, National Association, as issuing bank, collateral agent and administrative agent, and the other banks and financial institutions from time to time parties thereto (as amended, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”) resulting from entering into or complying with the SPA;

(iii) waive compliance by the Borrower of any and all notice requirements in respect of any Defaults that may have resulted or would result from entering into the SPA, including the requirements set forth in Section 6.1(d) of the Credit Agreement; and

(iv) waive compliance by the Borrower with any requirements set forth in Section 6.1(e) to the extent they apply or would apply to filings made or other correspondence with various Governmental Authorities in connection with the approval or notice of the SPA Transactions; provided, that, notwithstanding the foregoing, the Borrower shall provide such documents and/or other information that would otherwise be required to be provided under such Section 6.1(e) to the extent requested by the Administrative Agent or any Lender.

(b) Amendments to Section 7.3. Effective on (and subject to the occurrence of) the Amendment Effective Date, Section 7.3 of the Credit Agreement is hereby amended as follows:

(i) The reference to “clause (b)(ii)” contained in clause (a) of Section 7.3 is hereby replaced with a reference to “clause (ii)”; and

(ii) Clause (i) of Section 7.3 of the Credit Agreement is hereby amended by replacing the words “of any wholly owned Subsidiary into, with or to any other wholly owned Subsidiary” with the words “of (x) any wholly owned Subsidiary into, with or to any other wholly owned Subsidiary or (y) RenRe North America Holdings Inc. into, with or to the Borrower”.

(c) Except as specifically described in this Section 2, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default or any other right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

(d) The Borrower acknowledges and agrees that the amendments, consents and waivers set forth herein are effective solely for the purposes set forth herein and that the execution and delivery of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any waiver or modification of any term or condition of the Credit Agreement or any other Loan Document, or (ii) to create a course of dealing or otherwise obligate any Lender to forbear, waive or execute similar amendments, consents or waivers under the same or similar circumstances in the future.

Section 3. Representation and Warranties. In order to induce the Lenders and the Administrative Agent to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that after giving effect to the Amendment:

(a) No Event of Default or Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment; and

(b) The representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct as of the date hereof and the Amendment Effective Date, with the same effect as though made on such dates; provided, that, (i) with respect to Section 5.2(a), the reference to “2008 Fiscal Year” therein shall instead be a reference to “2009 Fiscal Year.”

Section 4. Conditions to Effectiveness. The amendments, consents and waivers set forth in Section 2 hereof shall become effective on the date (the “Amendment Effective Date”) when (i) the Administrative Agent shall have received four originals of this Amendment executed by the Borrower, the Administrative Agent and the Required Lenders and (ii) the Borrower shall have received the requisite consent of the lenders under the Reimbursement Agreement and the Administrative Agent shall have received evidence of the same.

Section 5. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

Section 6. Governing Law. This Amendment shall be deemed a contract made under and governed by the laws of the State of New York.

Section 7. Entire Agreement. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements with respect thereto.

Section 8. Loan Document. This Amendment is a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Jeffrey D. Kelly
Name:	Jeffrey D. Kelly
Title:	Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A.,
as Fronting Bank, LC Administrator, Administrative Agent and Lender

By:	/s/ Chris Choi
Name:	Chris Choi
Title:	Vice President

THE BANK OF NEW YORK MELLON BANK

By:	/s/ Michael Pensari
Name:	Michael Pensari
Title:	Managing Director

BARCLAYS BANK PLC

By:	/s/ Stuart Ratcliffe
Name:	Stuart Ratcliffe
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ William R. Goley
Name:	William R. Goley
Title:	Director

CITIBANK, N.A.

By:
Name:
Title:

[Consent and Waiver Agreement]